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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 33-83952) of our reports dated March 30, 1994, on our audits of the consolidated financial statements and the financial statement schedules of ICN Pharmaceuticals, Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993. The reports referred to above include an emphasis of a matter paragraph related to certain transactions between affiliates and an explanatory paragraph referring to the change to the equity method of accounting for a previously consolidated subsidiary.



     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 33-83952) of our reports dated February 24, 1994, except for Note 15 to which the date is March 24, 1994, on our audits of the consolidated financial statements and the financial statement schedules of SPI Pharmaceuticals, Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993. The reports referred to above include an emphasis of a matter paragraph related to certain transactions between affiliates.



     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 33-83952) of our report dated March 4, 1994, on our audits of the consolidated financial statements of Viratek, Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993. The report referred to above includes an emphasis of a matter paragraph related to certain transactions between affiliates.



     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 33-83952) of our reports dated March 30, 1994, on our audits of the consolidated financial statements and the financial statement schedules of ICN Biomedicals, Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993. The reports referred to above include an emphasis of a matter paragraph related to certain transactions between affiliates.


     We also consent to the reference to us under the heading "Experts" appearing in the Prospectus which is part of this Registration Statement.

                                          COOPERS & LYBRAND L.L.P.

October 11, 1994

Los Angeles, California